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                                                                    Exhibit 10.2

                                    FORM OF
                             STOCK OPTION AGREEMENT

         THIS AGREEMENT (the "Agreement") is made by and between Texas United Bancshares, Inc., a Texas corporation (the "Company"), and _____________, an officer of the Company or a subsidiary corporation of the Company (the "Optionee") and shall be effective ______________ (the "Effective Date").

         WHEREAS, Optionee was a key employee of the Company's predecessor corporation, Premier Bancshares, Inc, ("Premier"), and effective as of ___________, the Optionee was granted certain stock options to purchase Premier's stock prior to the formation of the Company;

         WHEREAS, Optionee has provided or will provide valuable assistance to the Company with respect to the Company's business and operations; and

         WHEREAS, in view of the foregoing, the Company desires to grant to Optionee an option to purchase shares of the Company's Common Stock, $1.00 par value (the "Common Stock" as hereinafter provided), which option shall constitute an assumption by the Company of those certain stock options that had been granted to the Optionee by Premier as;

         NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Optionee, intending to be legally bound, hereby agree as follows:

                              1. Grant of Option.


         The Corporation hereby grants to Optionee an option (the "Option") to purchase all or any part of an aggregate of _______ shares of Common Stock (the "Option Shares"), upon the terms and conditions hereinafter set forth.

                               2. Term of Option.

         The Option shall commence as of the Effective Date and, except as otherwise provided in this Agreement, shall terminate on the date that is ten
(10) year's after the Effective Date (the "Expiration Date"). In the event of the failure of Optionee to properly exercise the Option prior to the Expiration Date, or in the event of the failure of Optionee to properly exercise the Option with respect to all of the Option Shares prior to the Expiration Date, such part or parts, or the whole, as the case may be, of the Option shall become null and void and shall no longer be of, or have any, further force or effect. The right to exercise the Option shall become vested in accordance with the following schedule:

                                                           CUMULATIVE
ON or AFTER                                          NO. of SHARES EXERCISABLE
------------                                         -------------------------

------------                                                 ------------

------------                                                 ------------

------------                                                 ------------

------------                                                 ------------



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                               3. Purchase Price.


         The purchase price of each Option Share shall be ______ per share.

                      4. Procedure for Exercise of Option.

         Optionee may exercise the Option at any time [subject to vesting schedule, if any] by the sending of: (a) written notice of such exercise to the Company, specifying the number of Option Shares to be purchased; (b) cash or a certified check in United States funds in the amount of the purchase price; and
(c) a fully completed Subscription Agreement in the form of Exhibit "A" attached hereto. Within thirty (30) days after receipt of all of the foregoing, the Company shall deliver to Optionee the certificate or certificates representing the Option Shares being purchased; provided, however, that such delivery may be postponed at the discretion of the Company to enable the Company to comply with any applicable procedures or requirements of any governmental agency or regulatory authority (public or private) to which the Company may be subject.

                         5. Consolidation, Merger, Etc.

         Notwithstanding any other provisions of this Agreement, in the event that the Company consolidates with, merges into, or transfers all or substantially all of its assets or property to another corporation or other legal entity, or in the event any such corporation acquires a controlling interest in the Company, in a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, or in the event of the Company's dissolution or liquidation other than pursuant to any plan of such reorganization, the Option of Optionee granted hereunder shall thereupon terminate; provided, however, that, unless the Option granted under this Agreement is assumed or a substitute Option therefor is issued by the surviving or acquiring corporation in any such consolidation, merger, or other reorganization (within its sole discretion), the Company shall give written notice to Optionee, by registered or certified mail, return receipt requested, first-class postage prepaid, at least thirty (30) days prior to the effective date or estimated effective date of such consolidation, merger, reorganization, dissolution, or liquidation, of the effective date or estimated effective date of such consolidation, merger, reorganization, dissolution, or liquidation.

              6. Changes in Capital Structure of the Corporation.

         If the Company shall subdivide or split the outstanding shares of Common Stock of the Company into a greater number of shares or combine such outstanding shares into a lesser number of shares, or if the Company shall declare any dividend or other distribution upon its outstanding shares of Common Stock payable in shares of the Company's Common Stock, then the number of Option Shares subject to the Option specified in this Agreement and the price per share shall be equitably and proportionately adjusted for any such action. The foregoing are the only adjustments which shall be made to the number of Option Shares subject to the Option specified in this Agreement and the price per share.


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                        7. Nontransferability of Option.

         Optionee's Option to purchase Option Shares under this Agreement may not be sold, transferred, exchanged, assigned, pledged, discounted, hypothecated, or otherwise disposed of, voluntarily, involuntarily or by operation of law, except the same may be transferred by will or pursuant to the laws of descent and distribution. In addition, this Option is not subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof and the levy of any execution, attachment, or similar process upon the Option shall be null and void and without effect.

                          8. No Rights as Stockholder.

         The Option specified in this Agreement shall not prior to proper exercise and issuance of a share certificate, entitle Optionee to any rights as a stockholder of the Company including, without limitation, the right to receive dividends or other distributions of any kind, the right to vote or otherwise act at any annual or special meeting of Stockholders of the Company, the right to receive notice of any corporate action (except as otherwise specified in Article 5 hereof), or the right to exercise any preemptive rights.

                                  9. Expenses.

         All expenses incurred by or on behalf of either party hereto in connection with the authorization, preparation, execution, and consummation of this Agreement, the Option specified herein, and the possible purchase of the Option Shares, subject to the Option, including, without limitation of the generality of the foregoing, all fees and expenses of representatives, counsel, and accountants employed by either such party, shall be borne solely and entirely by the party who or which has incurred the same.

                            10. Warranties Officers.

         The Company hereby represents and warrants as follows:

         (a) The Board has authorized the execution and delivery of this Agreement by the officers of the Company executing same;

         (b) The Board has reserved for issuance, during the period the Option specified herein is exercisable, such number of shares of Common Stock as shall be necessary for full exercise of the Option specified in this Agreement; and

         (c) Any shares of Common Stock issued and delivered pursuant to the exercise of the Option specified herein shall be validly issued, fully paid, and nonassessable.

                               11. Miscellaneous.


         (a) All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered, any delivery charges prepaid,

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or sent by registered or certified mail, return receipt requested, first-class postage prepaid, as follows:

                  (i)      If to the Company, to:

                           Texas United Bancshares, Inc.
                           202 W. Colorado
                           La Grange, Texas 78945
                           Attention: Ervan E. Zouzalik


                  (ii)     If to Optionee, to:




or to such other address as either such party may designate in accordance with this Section.

         (b) This Agreement shall be binding upon the parties hereto and their respective successors and assigns, heirs, legatees, executors, administrators, and legal and personal representatives.

         (c) The provisions of this Agreement are not intended to be (and shall not serve) for the benefit of any creditor (other than a party hereto in its or his/her capacity as such) of, or any other person (other than a party hereto in its or his/her capacity as such) to whom any debts, liabilities, or obligations are owed by (or who otherwise has a claim against), either party hereto, and no such creditor or other person shall obtain any right under any provision hereof or shall by reason of any such provision make claims in respect of the aforesaid debts, liabilities, or obligations (or otherwise) against the Company or the other.

         (d) The Article and other headings in this Agreement are inserted solely as a matter of convenience and for reference and are not a part of this Agreement. When the context requires, the masculine includes the female and neuter genders and singular nouns and pronouns include the plural.

         (e) This Agreement supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. Neither this Agreement, nor any provision hereof, may be changed, waived, discharged, or terminated orally, but only by a statement in writing signed by the party against which or whom the enforcement of such change, waiver, discharge, or termination is sought.

         (f) This Agreement shall be construed and enforced in accordance with the laws of the State of Texas.



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         (g) Any other provision of this Agreement to the contrary
notwithstanding, the Company shall have no obligation to issue any share of its Common Stock pursuant to the exercise of this Option if the issuance of such shares would violate any law or regulation to which the Company is subject.

         EXECUTED effective as of the day and year first above written.

                                    COMPANY:

                                    TEXAS UNITED BANCSHARES, INC.


                                    __________________________________________
                                    Name:

                                    OPTIONEE:


                                    __________________________________________
                                    Name:



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